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                                                                    EXHIBIT 10.9

[SatCon Logo]                                      SatCon Technology Corporation
                                                   161 First Street
                                                   Cambridge, MA 02142-1221
                                                   617.661.0540
                                                   617.661.3373 FAX


                                            February 12, 2003

Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054


Ladies and Gentlemen:

     Reference is made to the Loan and Security Agreement (as amended, the "Agreement"), dated September 13, 2002, by and among Silicon Valley Bank (the "Bank"), SatCon Technology Corporation (the "Company"), SatCon Power Systems, Inc., SatCon Electronics, Inc., SatCon Applied Technology, Inc., and SatCon Power Systems Canada Ltd. We have informed the Bank that the Company intends to enter into an equity financing by no later than February 15, 2003 pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") by and among the Company and the Purchasers listed on Exhibit A to the Purchase Agreement (the "Transaction"), a copy of which has been provided to the Bank.

     We hereby request that the Bank consent to the Transaction and waive all terms, covenants and defaults which the Transaction may violate or cause under the Agreement and any related agreements, including without limitation Sections 5.5(iii) and 7.1(n) of the Agreement, arising solely from the consummation of the Transaction.

     We have also informed the Bank that no later than June 15, 2003, the Company intends to consummate a transaction whereby the Company will issue subordinated convertible promissory notes in the aggregate original principal amount of $1,000,000 and warrants and grant a second priority security interest in substantially all of the Company's assets pursuant to the terms of a Note and Warrant Purchase Agreement (the "Note Agreement") by and among the Company and the Purchasers listed on Exhibit A to the Note Agreement (the "Note Transaction"), substantially in the form which has been provided to the Bank.

     We hereby request that the Bank consent to the Note Transaction and waive all terms, covenants and defaults which the Note Transaction may violate or cause under: (i) the Agreement, including without limitation Sections 5.5(iii), 5.5(iv), 5.5(vii), 7.1(f) and 7.1(r) of the Agreement; (ii) the Negative Pledge Agreement by and among the Bank, the Company, SatCon Power Systems, Inc., SatCon Electronics, Inc., SatCon Applied Technology, Inc., and SatCon Power Systems Canada Ltd., dated September 13, 2002; and (iii) the Intellectual Property Security Agreement by and between the Company and the Bank, dated December 19, 2002 (the "Security Agreement"), including without limitation Section 3(c) and
Section 7 of the Security Agreement, arising solely from the consummation of the Note Transaction.

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     In addition, we request that the Bank acknowledge that upon and following the Initial Closing (as defined in the Purchase Agreement) at the which the Company intends to sell $3,000,000 worth of shares of its Series A Convertible Preferred Stock and after giving effect to the waivers contained herein, the Agreement shall be in full force and effect.

     The waivers herein shall constitute a one-time waiver solely with respect to any defaults which may occur as a result of the Transaction and the Note Transaction, and shall not be deemed to constitute a waiver of any other Event of Default (as defined in the Loan Agreement), whether now existing or hereafter arising.

     Please indicate your waiver of the aforementioned provisions of the Agreement and acknowledgement with respect to the Agreement by signing this letter where indicated below and returning the executed copy of this letter to me. If you have any questions, please do not hesitate to contact me at (617) 349-0807.


                                              Sincerely yours,


                                              /s/ Ralph Norwood
                                              ---------------------------------
                                              Ralph Norwood
                                              Vice President and Chief Financial
                                              Officer


     ACCEPTED AND AGREED:

     SILICON VALLEY BANK


     By: /s/ John K. Peck
        ----------------------------
        Name:  John K. Peck
        Title: Vice President
     Dated:  February 14, 2003